UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 5, 2025

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-38301	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a leadership transition approved by the board of directors (the “Board”) of Loop Industries, Inc., a Nevada corporation (the “Company” or “Loop”), Fady Mansour was removed from his position as Chief Financial Officer, effective March 5, 2025, and on the same date, Nicolas Lafond (35) was promoted to serve as the Interim Chief Financial Officer. In this position, Mr. Lafond will assume the responsibilities of Principal Financial Officer and Principal Accounting Officer of the Company.

Mr. Lafond currently serves as Senior Director of Finance and Corporate Secretary for Loop and has been in such position since March 2024. He previously served as a Senior Financial Analyst from October 2018 to May 2020, as Director of Finance from May 2020 to March 2024, and as Interim Chief Financial Officer between December 2022 to April 2023. He is a Canadian CPA who joined the Company from a public accounting firm in 2017. Mr. Lafond has played a leading role in the Company’s financial reporting, regulatory disclosure and internal controls, working with Loop’s external auditors and the Audit Committee of the Board. Mr. Lafond holds a Bachelor’s degree in Administration and post-graduate degree in accounting from HEC Montréal.

There are no family relationships between Mr. Lafond and any director or executive officer of the Company, and there are no transactions between Mr. Lafond and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Additionally, as part of the leadership transition, Adel Essaddam (30) was promoted to serve as the Chief Operating Officer, effective as of March 5, 2025.

Mr. Essaddam currently serves as Vice President, Science and Innovation of Loop and has been in such position since March 2022. He previously served as the Lead Scientist of Loop between July 2018 and March 2022. Mr. Essaddam is the co-inventor of Loop’s second generation (GEN II) depolymerization technology and leads Loop’s Research and Development team. He is a recognized expert in the field of plastic chemical recycling, having invented multiple global patents. Mr. Essaddam has played a critical role in negotiating and implementing strategic joint ventures and technology licensing agreements with Loop. He provides key support to the Company’s CEO in the development of future commercial facilities and the acquisition of global licensing opportunities. Mr. Essaddam serves on the boards of Loop’s joint ventures with Reed Societe Generale Group and Ester Industries, contributing to their strategic direction. He holds a degree in Composite Material Transformation.

There are no family relationships between Mr. Essaddam and any director or executive officer of the Company, and there are no transactions between Mr. Essaddam and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: March 7, 2025	By:	/s/ Nicolas Lafond
Nicolas Lafond
Interim Chief Financial Officer

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